Exhibit 23.1

Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-0000) pertaining to the Toll Brothers, Inc. Stock Option and Incentive Plan (1995) of our report dated December 12, 2000, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.





Philadelphia, Pennsylvania
September 7, 2001